UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

Alliance HealthCard, Inc.
 (Exact name of registrant as specified in its charter)

GEORGIA	000-30099	58-2445301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Parkway Lane, Suite 720, Norcross, GA	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 734-9255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 22, 2008, we at Alliance HealthCard, Inc. filed our Information Statement on Schedule 14C with the Securities and Exchange Commission for the purpose of the election of our directors by shareholder consent in lieu of a regular shareholders meeting. Effective May 12, 2008, shareholders owning 11,496,315 shares of our common stock representing 78% of our outstanding Common Stock on March 31, 2008, executed a written consent in lieu of an annual meeting approving the election of members to our Board of Directors. Our Board currently consists of the following seven members, each to hold office until his successor is duly elected and qualified at the annual meeting of our shareholders to be held in 2009 or until the earlier of his death, resignation, or removal:

Danny C. Wright
Brett Wimberley
Thomas W. Kiser
Robert D. Garces
Larry G. Gerdes
John Simonelli
Mark R. Kidd

Messrs. Simonelli and Kidd have not previously served as members of our Board of Directors.

The term of Dr. Howard C. Chandler, Jr. as a member of our Board expired on May 12, 2008. Dr. Chandler’s tenure as a member of our Board did not end because of any disagreement with us on any matter relating to our operations, policies or practices, and he was not removed from the Board “for cause.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2008	Alliance HealthCard, Inc.

	By:	/s/ Rita McKeown

Rita McKeown, Chief Financial Officer